Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

As independent public accountants, we hereby consent to the incorporation in this Registration Statement on Form SB-2/A No. 2 of our report dated March 14, 2007 except for Note 15 which is dated November 2, 2007 and Notes 2, 4, 6 and 12 which are dated November 29, 2007, included in the Annual Report on Form 10-KSB/A of Opexa Therapeutics, Inc. for the year ended December 31, 2006 and to all references to our Firm included in this Registration Statement.

/s/ Malone & Bailey, PC
Malone & Bailey, PC www.malone-bailey.com Houston, Texas January 8, 2008